Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-218676

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 12, 2017)

$1,000,000,000

    % Mandatory Convertible Preferred Stock, Series A

We are offering $1,000,000,000 aggregate liquidation preference of shares of our     % Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”).

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of     % on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, by delivery of shares of our common stock, par value $0.01 per share, or by delivery of any combination of cash and shares of our common stock as determined by us in our sole discretion. Dividend payment dates of declared dividends will be January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2018, and to, and including, July 1, 2021.

Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the settlement period into between                  and                 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average VWAP (as defined herein) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021, which we refer to as the “settlement period.” At any time prior to July 1, 2021, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the minimum conversion rate of                  shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments. However, if holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a fundamental change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the fundamental change conversion rate (as defined herein), and the holders will also be entitled to receive a fundamental change dividend make-whole amount and accumulated dividend amount (each as defined herein).

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “FTV.PRA.” Our common stock is listed on the New York Stock Exchange under the symbol “FTV.” On June 25, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $77.63 per share.

Investing in the Mandatory Convertible Preferred Stock involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See the “Risk Factors” section beginning on page S-15 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Fortive Corporation (before expenses)	$	$

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional $150,000,000 aggregate liquidation preference of shares of the Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, at the public offering price per share shown above, less the underwriting discount as described under “Underwriting,” exercisable for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Mandatory Convertible Preferred Stock to purchasers on or about                 , 2018.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	BofA Merrill Lynch

                    , 2018

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Mandatory Convertible Preferred Stock and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Mandatory Convertible Preferred Stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus.

Unless the context otherwise indicates, references in this prospectus supplement or the accompanying prospectus to “Fortive,” the “Company,” “we,” “our” and “us” refer, collectively, to Fortive Corporation, a Delaware corporation, and its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S.$” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Mandatory Convertible Preferred Stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Mandatory Convertible Preferred Stock. We are not making any representation to you regarding the legality of an investment in the Mandatory Convertible Preferred Stock by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

S-i

FORWARD-LOOKING STATEMENTS

Certain information and statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; impact on changes to tax laws; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.

Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Important factors that could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:

•	Conditions in the global economy, the markets we serve and the financial markets may adversely affect our business and financial statements. Furthermore, significant uncertainties related to changes in governmental policies toward international trade currently exist, and depending on how such uncertainties are resolved, could have a material adverse effect on our financial results.

•	Our growth could suffer if the markets into which we sell our products, software and services decline, do not grow as anticipated or experience cyclicality.

•	We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products, software and services.

•	Changes in industry standards, governmental regulations and applicable laws may reduce demand for our products, software or services or increase our expenses.

•	Any inability to consummate acquisitions at our historical rate and at appropriate prices could negatively impact our growth rate and stock price.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products, software and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•	Our acquisition of businesses, joint ventures and strategic relationships could negatively impact our business, financial condition, and financial statements.

S-ii

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures or other dispositions could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements.

•	We are pursuing a plan to combine four operating companies from our Automation & Specialty platform into a new company and to merge that new company into a subsidiary of Altra Industrial Motion Corp. in a tax efficient transaction. The proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	On June 6, 2018, we entered into a binding offer letter (the “Offer Letter”) with Ethicon, Inc., a New Jersey corporation (“Ethicon”) and wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation, pursuant to which we made a binding offer to acquire (the “ASP Acquisition”) certain equity interests and assets, and assume certain liabilities, of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high-level disinfection. The Offer Letter may not be accepted and, even if it is, the proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our reputation, business and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our business, financial statements and reputation.

•	International economic, trade, political, legal, compliance and business factors could negatively affect our business and financial statements.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•	Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our profitability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	We have incurred a significant amount of debt, and our debt will increase further if we incur additional debt and do not retire existing debt.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our financial statements.

•	If we do not or cannot adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•	Third parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products, software or services.

•	Defects and unanticipated use or inadequate disclosure with respect to our products, software or services could adversely affect our business, reputation and financial statements.

•	Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

S-iii

•	If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	A significant disruption in, or breach in security of, information technology systems we use could adversely affect our business.

•	Our restructuring actions could have long-term adverse effects on our business.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	Certain provisions in our amended and restated certificate of incorporation and bylaws, and of Delaware law, may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

•	Our amended and restated certificate of incorporation designates the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders which could discourage lawsuits against us and our directors and officers.

•	As an independent, publicly traded company, we may not enjoy the same benefits that we did as a part of Danaher Corporation (“Danaher”).

•	Potential indemnification liabilities to Danaher pursuant to our separation agreement with Danaher could materially and adversely affect our businesses, financial condition, results of operations and cash flows.

•	In connection with our separation from Danaher, Danaher has indemnified us for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure us against the full amount of such liabilities, or that Danaher’s ability to satisfy its indemnification obligation will not be impaired in the future.

•	There could be significant liability if the separation from Danaher fails to qualify as a tax-free transaction for U.S. federal income tax purposes.

•	We may not be able to engage in certain corporate transactions for a two-year period after the separation from Danaher on July 2, 2016.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. See the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in this prospectus supplement for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fortive.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement and the accompanying prospectus are part of a registration statement and do not contain all of the information included in the registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by us (File No. 001-37654) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until this offering is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2018;

•	Current Reports on Form 8-K filed March 7, 2018, June 6, 2018, June 8, 2018 and June 26, 2018; and

•	The description of our common stock contained in our Registration Statement, Filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on December 3, 2015, including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

Attn: Fortive Investor Relations

(425) 446-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

S-v

Prospectus Supplement

Prospectus

We and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. Neither we nor the underwriters take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters are not making an offer of the Mandatory Convertible Preferred Stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you will need in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018, as well as our consolidated financial statements and the other documents incorporated by reference herein.

Fortive Corporation

Fortive is a diversified, multinational industrial growth company with global operations and our businesses are affected by worldwide, regional and industry-specific economic and political factors. Our geographic and industry diversity, as well as the range of our products, software and services, typically help limit the impact of any one industry or the economy of any single country (except for the United States) on our operating results. Given the broad range of products manufactured, software and services provided and geographies served, we do not use any indices other than general economic trends to predict the overall outlook for the Company. Our individual businesses monitor key competitors and customers, including to the extent possible their sales, to gauge relative performance and the outlook for the future.

As a result of our geographic and industry diversity, we face a variety of opportunities and challenges, including technological development in most of the markets we serve, the expansion and evolution of opportunities in high-growth markets, trends and costs associated with a global labor force and consolidation of our competitors. We define high-growth markets as developing markets of the world experiencing extended periods of accelerated growth in gross domestic product and infrastructure which include Eastern Europe, the Middle East, Africa, Latin America and Asia with the exception of Japan and Australia. We operate in a highly competitive business environment in most markets, and our long-term growth and profitability will depend in particular on our ability to expand our business across geographies and market segments, identify, consummate and integrate appropriate acquisitions, develop innovative and differentiated new products, services and software, expand and improve the effectiveness of our sales force and continue to reduce costs and improve operating efficiency and quality, and effectively address the demands of an increasingly regulated environment. We are making significant investments, organically and through acquisitions, to address technological change in the markets we serve and to improve our manufacturing, research and development and customer-facing resources in order to be responsive to our customers throughout the world.

Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.

Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is (425) 446-5000.

Our Acquisition Strategy—Current and Prospective Acquisitions and Opportunities

We regularly pursue opportunities to grow our business through acquisitions of strategically complementary businesses and typically have a pipeline of numerous acquisition opportunities at differing stages of evaluation. We aim to acquire companies that have a competitive market position with the potential to increase market share, a strong brand and channel, high recurring revenue and strong margin potential. In the ordinary course of our business, we continually seek acquisition targets that can accelerate our growth, reduce cyclicality in our business and generate significant cash flows over time. We are evaluating numerous opportunities for such acquisitions in the near term, some of which might constitute “significant” acquisitions as defined by the SEC’s Regulation S-X. Any of these acquisitions may have a material effect on our results of operations and financial condition.

For purposes of this prospectus supplement, “pipeline” refers to a dynamic group of opportunities or potential opportunities to acquire or invest in companies that substantially align with our strategic profile and which we have identified as possessing the characteristics described above and the potential to achieve our strategic goals. Our pipeline of potential transactions includes, among other relevant acquisition opportunities, several companies that are industrial technology and software companies with attractive business models consistent with our strategy. The potential purchase prices for companies in our pipeline, and the corresponding valuation metrics and multiples, reflect current market conditions. In addition, there are many factors that may impact purchase price as described below.

The status of opportunities in our pipeline varies from early, outside-in evaluation through varying levels of due diligence and negotiation of potential transaction terms. We are engaged in discussions relating to various potential acquisitions, one or more of which could potentially be “significant” acquisitions, and discussions for other potential transactions that are in the early stages. Discussions relating to one or more of these potential acquisitions could advance rapidly in the near future, and the related transaction could potentially be completed as soon as the third quarter of 2018. We are not party to any definitive agreements in respect of such acquisition targets as of the date of this prospectus supplement, except as described below. However, it is possible that we could enter into agreements to acquire one or more businesses consistent with our acquisition strategy described above, shortly after the date of this prospectus supplement.

If successful in the pursuit of our pipeline opportunities, we intend to use available cash, including cash from our operations and the proceeds of this offering, in addition to future debt and/or equity financings, any of which may change our leverage profile, potentially significantly. There are a number of factors that could impact our ability to successfully complete these acquisitions, including availability of sufficient financing, competition, sometimes from competitors with greater available resources for acquisitions, and the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities, and potential profitability of acquisition candidates, as well as the challenges of integrating the acquired companies and achieving potential synergies. Our expectation is that, to the extent we are successful, any acquisition will be consistent with our business and portfolio strategies described above. However, these new acquisitions involve a number of risks and may not achieve our expectations; and therefore we could be adversely affected by any such acquisitions. We cannot assure you that we will become a party to any definitive agreements to consummate a transaction, or that if we do become a party to such agreements that we will be able to close the transactions and acquire the target company. See “Risk Factors—Risks Related to Our Business—Any inability to consummate acquisitions at our anticipated rate and at appropriate prices could negatively impact our growth rate and stock price” and “Risk Factors—Risks Related to Our Business—Our acquisition of businesses, joint ventures and strategic relationships could negatively impact our financial statements” within our Annual Report on Form 10-K for the year ended December 31, 2017.

Recent Developments

Planned Divestiture of A&S Business

On March 7, 2018, we entered into a definitive agreement to combine four of our operating companies from our Automation & Specialty platform (the “A&S Business”) with Altra Industrial Motion Corp (“Altra”) in a tax-efficient Reverse Morris Trust transaction (the “A&S Transaction”). In the A&S Transaction, we will receive approximately $1.4 billion in cash and debt retirement, and our shareholders will receive in the aggregate 35 million shares of Altra, representing approximately 54% of the outstanding shares of Altra common stock immediately following the transaction. The A&S Business includes the market-leading brands of Kollmorgen,

Thomson, Portescap and Jacobs Vehicle Systems. For the year ended December 31, 2017 and the three months ended March 30, 2018, the A&S Business generated approximately $907 million and $251 million, respectively, in revenue and approximately $152 million and $48 million, respectively, in net earnings. The A&S Business had total assets of approximately $872 million and $895 million as of December 31, 2017 and March 30, 2018, respectively.

The A&S Transaction is expected to close by the end of 2018, subject to customary closing conditions, Altra shareholder approval and our receipt of confirmation of the tax treatment of certain matters. Upon closing of the A&S Transaction, we expect to classify the historical results of the A&S Business as discontinued operations in our financial statements.

Binding Offer to Acquire Advanced Sterilization Products Business from Johnson & Johnson

On June 6, 2018, we entered into a binding offer letter (the “Offer Letter”) with Ethicon, Inc., a New Jersey corporation (“Ethicon”) and wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation, pursuant to which we made a binding offer (the “Offer”) to acquire (the “ASP Transaction”) certain equity interests and assets, and assume certain liabilities, of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high-level disinfection (the “ASP Business”). The purchase price for the ASP Transaction is $2.7 billion, subject to adjustments relating to the book value of inventory in the ASP Business at the closing of the ASP Transaction and the amount of certain prepaid taxes.

For the year ended December 31, 2017 and based on unaudited preliminary financial measures provided by Johnson & Johnson, the ASP Business had revenues of approximately $775 million and an adjusted EBITDA margin of approximately 25%. Such unaudited preliminary financial measures are subject to material revisions upon completion of the audit process of the carve-out financial statements of the ASP Business for the year ended, and as of, December 31, 2017. These preliminary financial measures are subject to numerous risks and uncertainties, which are not within our control. These preliminary financial measures are not indicative of future results of the ASP Business. Adjusted EBITDA margin for the ASP Business, as calculated by Johnson & Johnson, is a non-GAAP measure and may not be calculated in the same manner used by other companies to calculate similarly titled measures. Accordingly, you should not place undue reliance on these preliminary financial measures.

The Offer expires on the earlier of October 4, 2018 and the second business day after the conclusion of certain statutory information or consultation processes in connection with the ASP Transaction. The Offer can be extended by either party in certain circumstances to no later than March 26, 2019. Upon completion of the consultation processes, the Company expects that Ethicon will accept the Offer by countersigning the asset purchase agreement attached to the Offer Letter (the “Purchase Agreement”).

The Purchase Agreement provides that completion of the ASP Transaction is subject to the satisfaction or waiver of customary closing conditions, including certain antitrust approvals. In addition, the Purchase Agreement includes customary termination provisions for both the Company and Ethicon. Both we and Ethicon will have the right to terminate the Purchase Agreement if the closing has not occurred by April 5, 2019.

The Purchase Agreement will provide that we and Ethicon will agree to indemnify the other party following the closing for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations. In connection with the closing of the ASP Transaction, the Company and Ethicon will enter into certain additional ancillary agreements, including transition services agreements, a transition manufacturing services agreement and certain other customary agreements.

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

Our ratios of earnings to combined fixed charges and preferred stock dividends are set forth on page S-22 under the heading “Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.”

The Offering

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Fortive Corporation,” “we,” “us” and “our” mean Fortive Corporation excluding its subsidiaries and affiliates.

Issuer	Fortive Corporation, a Delaware corporation.

Securities Offered	$1,000,000,000 aggregate liquidation preference of shares of our % Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”).

Public Offering Price	$1,000 per share of the Mandatory Convertible Preferred Stock.

Underwriters’ Option

We have granted the underwriters a 30-day option to purchase up to $150,000,000 liquidation preference of additional shares of the Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, at the public offering price, less the underwriting discount.

Dividends

            % of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per annum. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date (the “initial issue date”), whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that we are legally permitted to pay dividends and our board of directors (which term, as used in this prospectus supplement, includes an authorized committee of the board) declares a dividend with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, by delivery of shares of our common stock or any combination of cash and shares of our common stock, as determined by us in our sole discretion, on each dividend payment date; provided, however, that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding March 15, June 15,

September 15 and December 15 (each a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is $        per share. Each subsequent dividend is expected to be $        per share. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at 97% of the average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) per share of our common stock over the five consecutive trading day period beginning on and including the seventh scheduled trading day prior to the applicable dividend payment date (such average, the “average price”). In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $        , which amount represents approximately 35% of the initial price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described below) (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the average price, we will, if we are able to do so under applicable law and the terms of our credit facilities and other indebtedness, pay such excess amount in cash.

The initial price is $        , (the “initial price”), which equals the closing price of our common stock on                 , 2018.

Our credit facilities contain covenants that may restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. See “Risk Factors—We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.”

Dividend Payment Dates	If declared, January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2018 and to, and including, July 1, 2021.

Redemption	The Mandatory Convertible Preferred Stock will not be redeemable.

Mandatory Conversion Date	The second business day immediately following the last trading day of the settlement period (as defined below). The mandatory conversion date is expected to be July 1, 2021.

Mandatory Conversion

On the mandatory conversion date, each share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into shares of our common stock based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on July 1, 2021, we will pay such dividend to the holders of record as of the close of business on the record date immediately preceding such date, as described above. If, prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (such amount, “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are able to do so under applicable law and the terms of our credit facilities and other indebtedness, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

Conversion Rate

The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than          shares of our common stock (the “maximum conversion rate”) and not less than          shares of our common stock (the “minimum conversion rate”), depending on the applicable market value of our common stock, as described below and in each case subject to certain anti-dilution adjustments.

The “applicable market value” of our common stock is the average VWAP per share of our common stock over the settlement period. The “settlement period” is the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—

Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

	Applicable market value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)

	Greater than $ (which is the threshold appreciation price)	shares (approximately equal to $1,000 divided by the threshold appreciation price).

	Equal to or less than $ but greater than or equal to $	Between and shares, determined by dividing $1,000 by the applicable market value of our common stock.

	Less than $ (which is the initial price)	shares (approximately equal to $1,000 divided by the initial price).

Conversion at the Option of the Holder

At any time prior to July 1, 2021, other than during a fundamental change conversion period (as defined below), holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the minimum conversion rate of              shares of our common stock per share of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on the dividend payment date immediately prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time will receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (“early conversion average price”). To the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate multiplied by the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

If a “fundamental change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to July 1, 2021, holders of the Mandatory Convertible Preferred Stock will have the option to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock (or reference property units as described below) at the “fundamental change conversion rate” during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change and ending on the date that is 20 calendar days after the effective date of such fundamental change (or, if earlier, July 1, 2021). The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid or deemed paid per share of our common stock in such fundamental change.

Holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of our common stock (or reference property units) or any combination thereof, equal to the present value (computed using a discount rate of     % per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated dividend amount as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount”) from and after such effective date to, but excluding, July 1, 2021. If we elect to pay the fundamental change dividend make-whole amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the fundamental change.

In addition, if there is an accumulated dividend amount as of the effective date of the fundamental change, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount in cash (to the extent we are legally permitted to make such payment in cash) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the accumulated dividend amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the transaction resulting in such fundamental change.

To the extent that the sum of the fundamental change dividend make-whole amount and accumulated dividend amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid, we will, if we are able to do so under applicable law and the terms of our credit facilities and other indebtedness, pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Anti-Dilution Adjustments	Each of the conversion rate, the maximum conversion rate, the minimum conversion rate, threshold appreciation price, fundamental change conversion rate and initial price, among others, may be adjusted in the event of, among other things: (1) share dividends or share distributions; (2) certain issuances of common stock rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions of evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, including spin-offs; (5) certain dividends or other distributions consisting exclusively of cash other than in connection with certain reorganization events, a voluntary or involuntary liquidation, dissolution or winding-up, or a third party tender or exchange offer; and (6) certain self-tender or exchange offers for our common stock. See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.”

Liquidation Preference	$1,000 per share of the Mandatory Convertible Preferred Stock.

Voting Rights

Except as specifically required by Delaware law or our Amended and Restated Certificate of Incorporation (“Charter”), which will include the Certificate of Designations (as defined below) for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of the Mandatory Convertible Preferred Stock (1) have not been declared and paid, or (2) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for six or more dividend periods, whether or not consecutive and including the first dividend period beginning on the initial issue date, the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other preferred stock of equal rank having similar voting rights then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, to elect two directors to fill such newly created directorships created thereby, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and any and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) issue, authorize or create, or increase the issued or authorized amount of, any specific class or series of stock ranking senior to the Mandatory Convertible Preferred Stock; (2) amend or alter the provisions of our Charter or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of senior stock (as defined below); (3) amend, alter or repeal the provisions of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (4) consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case the Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is replaced by preferred stock of the surviving or resulting entity, and the Mandatory Convertible Preferred Stock or such preferred stock, as the case may be, has terms, taken as a whole, not materially less favorable to holders, in each case subject to certain exceptions. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•   senior to our common stock and each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the Mandatory Convertible Preferred Stock;

•   on parity with each class or series of our capital stock established in the future the terms of which expressly provide that it will rank on parity with the Mandatory Convertible Preferred Stock;

•   junior to each class or series of our capital stock established in the future, the terms of which expressly provide that it will rank senior to the Mandatory Convertible Preferred Stock (“senior stock”);

•   junior to our existing and future indebtedness and other liabilities; and

•   structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.

For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”

At March 30, 2018, we had outstanding consolidated debt of approximately $4.0 billion and, subject to dollar for dollar reduction based on the outstanding principal amount of our commercial paper, $1.5 billion of unutilized borrowing capacity under our revolving credit facility, and no outstanding shares of preferred stock.

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by us, will be approximately $        billion (or approximately $        billion if the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full).

We intend to use the net proceeds from this offering to fund our acquisition activities, including acquisitions, if any, that may be consummated in 2018 or the ASP Transaction. Completion of this offering is not contingent upon consummation of any acquisition. We may also use the net proceeds for general corporate purposes, including repayment of debt, working capital and capital expenditures.

See “Use of Proceeds.”

Material United States Federal Income Tax Considerations

The material United States federal income tax considerations of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Material United States Federal Income Tax Considerations.”

Listing

We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange (“NYSE”) under the symbol “FTV.PRA.” The listing application will be subject to approval by the NYSE, and if obtained, we will be under no obligation to maintain such listing.

NYSE Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “FTV.”

Transfer Agent and Registrar	Computershare Trust Company, N.A. is the transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Payment and Settlement

The Mandatory Convertible Preferred Stock is expected to be delivered against payment on             , 2018. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors

See “Risk Factors” beginning on page S-15 of this prospectus supplement, as well as in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018 and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of the Mandatory Convertible Preferred Stock.

Shares Outstanding Following the Offering

Immediately after the consummation of this offering, we will have              shares of Mandatory Convertible Preferred Stock issued and outstanding (or              shares if the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full). As of June 15, 2018, we had 348,929,537 shares of our common stock issued and outstanding, which excludes:

(a)	up to shares of our common stock (including up to shares of our common stock if the underwriters in this offering exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full) that would be issuable upon conversion of Mandatory Convertible Preferred Stock issued in this offering, assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $ subject to anti-dilution, make-whole and other possible adjustments or any shares of our common stock that may be issued in payment of a dividend, fundamental change make-whole amount or accumulated dividend amount; and

(b)	(i) 11,330,001 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of June 15, 2018, (ii) 1,726,654 shares of our common stock reserved for issuance upon vesting of our time based restricted stock units outstanding as of June 15, 2018, (iii) 186,363 shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units, assuming the maximum payout was achieved, outstanding as of June 15, 2018, (iv) 66,716 unvested performance-based restricted shares, assuming maximum payout was achieved, outstanding as of June 15, 2018, (v) 447,946 shares attributable as of June 15, 2018 to phantom share units under our executive deferred incentive plan, assuming receipt of deferrals in shares of common stock upon distribution and (vi) shares reserved for issuance upon the vesting of any awards we may have issued under such plans subsequent to June 15, 2018.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth summary consolidated financial information. The summary consolidated financial information for the years ended December 31, 2015, 2016 and 2017 and three months ended March 31, 2017 and March 30, 2018 have been derived from our audited and unaudited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated balance sheet data as of December 31, 2015 and as of March 31, 2017 have been derived from our audited and unaudited consolidated financial statements not included or incorporated by reference into this prospectus supplement. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The results for the three months ended March 30, 2018 are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of results expected for future periods.

You should read this “Summary Consolidated Financial Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for the year ended December 31, 2017 and our Quarterly Report for the quarter ended March 30, 2018, each or which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of and for the Three Months Ended		As of and for the Year Ended December 31,
($ in millions, except per share information)	March 30, 2018	March 31, 2017	2017	2016	2015
	(unaudited)
Statement of earnings data
Sales	$1,740.7	$1,535.2	$6,656.0	$6,224.3	$6,178.8
Operating profit	338.2	295.6	1,354.9	1,246.0	1,269.7
Earnings before income taxes	312.9	272.3	1,284.2	1,197.0	1,269.7
Net earnings	261.2	199.7	1,044.5	872.3	863.8
Net earnings per share:
Basic	0.75	0.58	3.01	2.52	2.50
Diluted	0.74	0.57	2.96	2.51	2.50
Dividends declared and paid per share	0.07	0.07	0.28	0.14	—
Balance sheet data
Total assets	10,655.4	8,234.3	10,500.6	8,189.8	7,210.6
Long-term debt	$3,996.9	$3,262.7	$4,056.2	$3,358.0	$—

RISK FACTORS

Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully consider the risks and uncertainties described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018 and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of the Mandatory Convertible Preferred Stock. The occurrence of any of these risks might cause you to lose all or part of your investment. In that regard, unless otherwise expressly stated or the context otherwise requires, references to our “equity securities” or “debt securities” that appear under such caption of our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018 include, without limitation, the Mandatory Convertible Preferred Stock offered hereby.

Risks Related to the Mandatory Convertible Preferred Stock and Our Common Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the mandatory conversion date.

The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the applicable market value of our common stock, which is the average VWAP per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the applicable market value of our common stock is less than the initial price of $        , the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date (assuming that dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock if the applicable market value of our common stock exceeds the threshold appreciation price of $        . The threshold appreciation price represents an appreciation of     % over the initial price. In this event, you would receive on the mandatory conversion date approximately     % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.

If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the mandatory conversion date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $        or above $         (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock converted during the fundamental change conversion period, you will also receive, among other consideration, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends as a result of a fundamental change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

The conversion rate of the Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of the Mandatory Convertible Preferred Stock is subject to adjustment for stock splits and combinations, stock dividends and certain other transactions described in “Description of Mandatory Convertible Preferred Stock.” See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, will not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, they may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Amended and Restated Certificate of Incorporation requiring approval of the holders of our common stock and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock (even if your Mandatory Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change). See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.

You will have no voting rights except under limited circumstances.

You will have no voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, in each case, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods and including the first dividend period beginning on the original issue date, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and having similar voting rights, will be entitled to elect a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. As of March 30, 2018, we had outstanding consolidated debt of approximately $4.0 billion and, subject to dollar for dollar reduction based on the principal amount of our commercial paper, $1.5 billion of unutilized borrowing capacity under our revolving credit facility. We have the ability to, and may incur, additional indebtedness in the future.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Our ability to pay dividends and meet our debt obligations largely depends on the performance of our subsidiaries and our ability to utilize the cash flows from those subsidiaries.

We are a holding company that conducts substantially all of our operations through our subsidiaries. Our ability to pay dividends to holders of the Mandatory Convertible Preferred Stock and meet our debt and other obligations depends almost entirely on cash flows from our subsidiaries and our ability to raise capital from external sources. In the long term, cash flows from our subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us, whether to enable us to pay dividends on our common stock and any Mandatory Convertible Preferred Stock we may issue or for paying principal and interest on our debt or for paying our other obligations, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress.

We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on the Mandatory Convertible Preferred Stock and our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and investments to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it would likely have an adverse impact on the market price of our common stock and on the Mandatory Convertible Preferred Stock. Likewise, if we fail to declare or pay scheduled dividends on the Mandatory Convertible Preferred Stock on the dividend payment dates, it would likely have a material adverse impact on the market price of the Mandatory Convertible Preferred Stock, our common stock and our debt securities and would prohibit us, under the terms of the Mandatory Convertible Preferred Stock, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock.

Our credit facilities contain covenants that may restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Specifically, we may pay cash dividends and make other distributions on our capital stock, including the Mandatory Convertible Preferred Stock, only if certain conditions are met, including the absence of any event of default under our credit facilities. Any credit facilities, indentures or other financing agreements we enter into in the future may contain similar restrictions.

If at any time our credit facilities, indentures or other financing agreements prohibit the payment of cash dividends on the Mandatory Convertible Preferred Stock, we will be unable to pay such dividends unless we can refinance amounts outstanding under those financing agreements or obtain an amendment or waiver of the applicable restrictions. We are under no obligation to attempt to refinance such amounts or seek such an amendment or waiver nor can there be any assurance that we would be successful in doing so. In such circumstance, we may instead elect to defer the payment of dividends.

In addition, under applicable Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of common stock and Mandatory Convertible Preferred Stock, we may not have sufficient cash to do so.

If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are permitted to do so under applicable law and the terms of our credit facilities and other indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

You may be subject to tax with respect to the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. If you are a non-U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments or deliveries with respect to the Mandatory Convertible Preferred Stock. See “Material United States Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications of an investment in the Mandatory Convertible Preferred Stock.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to July 1, 2021, holders of the Mandatory Convertible Preferred Stock may have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the NYSE under the symbol

“FTV.PRA.” Even if the Mandatory Convertible Preferred Stock is approved for listing on the NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock at a favorable price or at all. In addition, we will be under no obligation to maintain such listing.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or the Mandatory Convertible Preferred Stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business and cause the price of our common stock or the Mandatory Convertible Preferred Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

The market price of the Mandatory Convertible Preferred Stock and our common stock may be volatile.

We expect that generally the market price of our common stock will affect the market price of the Mandatory Convertible Preferred Stock more than any other single factor. The market price for our common stock has historically experienced, and may continue to experience, volatility. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed elsewhere in this Risk Factors section and in the documents incorporated by reference in this prospectus and the accompanying prospectus, as well as the factors described above under “Forward-Looking Statements.”

In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our common stock and Mandatory Convertible Preferred Stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Mandatory Convertible Preferred Stock.

Sales or issuances of substantial amounts of the common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock and our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock or our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Declines in the market price of our common stock may also materially and adversely affect the market price of the Mandatory Convertible Preferred Stock. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of common stock issued on conversion of the Mandatory Convertible Preferred Stock, and could have a similar impact with respect to the Mandatory Convertible Preferred Stock.

Other Business Risks

Potential changes in international trade relations between China and the United States could have a material adverse effect on our business and financial statements.

In recent years, we have experienced growth in various end markets in China. During 2017, year-over-year sales from existing businesses grew at a rate in the mid-teens in China, and sales in China accounted for approximately 9% of our total sales for the year ended December 31, 2017. In addition, we have numerous facilities in China, many of which serve multiple businesses and are used for multiple purposes.

There is currently significant uncertainty about the future relationship between the United States and China, including with respect to trade policies, treaties, government regulations and tariffs. The current U.S. presidential administration has called for substantial changes to U.S. foreign trade policy with respect to China, including the possibility of imposing greater restrictions on international trade and significant increases in tariffs on goods imported into the United States. Recently, the United States has increased tariffs on certain goods imported into the United States from China, following which the Chinese government increased tariffs on certain goods imported into China from the United States, in response to which the United States announced plans to impose additional tariffs. There is a risk of further escalation and retaliatory actions between the two countries. In addition, the current administration, certain members of Congress and federal officials have stated that United States may seek to implement more protective trade measures, not just with respect to China but with respect to other countries in the Asia Pacific region as well. Any increased trade barriers or restrictions on global trade, especially trade with China, could adversely impact our business and financial statements.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018, filed with the SEC on April 26, 2018, including Exhibit 12.1 thereto, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 30, 2018	Year Ended December 31
		2017	2016	2015	2014	2013
Ratios of earnings to fixed charges(1)	13.3	14.2	23.8	353.7	413.6	347.4
Ratios of earnings to combined fixed charges and preferred stock dividends(2)	13.3	14.2	23.8	353.7	413.6	347.4

(1)	The ratios of earnings to combined fixed charges were computed by dividing earnings by fixed charges for the periods indicated, where (1) “earnings” consist of earnings before income taxes plus fixed charges, and (2) “fixed charges” consist of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest. Interest on unrecognized tax benefits is included in the tax provision and is excluded from the computation of fixed charges.
(2)	No shares of our preferred stock were outstanding during any of the periods reflected in the foregoing table and, as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios of earnings to fixed charges for those periods.

USE OF PROCEEDS

Based upon the public offering price of $            per share, we estimate that the net proceeds from the sale of the shares of the Mandatory Convertible Preferred Stock offered by us in this offering will be approximately $            million, or approximately $             million if the underwriters exercise in full their option to purchase              additional shares, in each case after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering to fund our acquisition activities, including acquisitions, if any, that may be consummated in 2018 or the ASP Transaction. Completion of this offering is not contingent upon consummation of any acquisition. For further discussions on our acquisition strategies, see “Summary—Our Acquisition Strategy—Current and Prospective Acquisitions and Opportunities” and “Summary—Recent Developments.”

We may also use the net proceeds for general corporate purposes, including repayment of debt, working capital and capital expenditures.

In addition, we may temporarily invest the net proceeds from the offering in a variety of capital preservation instruments, including short- and immediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government, in each case, until they are used for their stated purposes. We cannot estimate with certainty the amount of net proceeds to be used for any of the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the use of the net proceeds. The amount and timing of our expenditures will depend on several factors, which may include the size and timing of acquisition opportunities and the amount of cash generated and used by our operations.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock began trading on July 2, 2016, on the NYSE under the trading symbol “FTV.” On June 25, 2018, the last reported sale price of our common stock on the NYSE was $77.63 per share and there were approximately 2,500 holders of record of our common stock. The following table sets forth, for the periods indicated, the high and low prices for our shares of common stock as reported on the NYSE.

	Price Range
	High	Low	Dividends Per Share
Year Ending December 31, 2018
First Quarter	$80.31	$69.03	$0.07
Second Quarter (through June 25, 2018)	$81.51	$69.08	—
Year Ended December 31, 2017
Fourth Quarter	$75.69	$70.01	$0.07
Third Quarter	$71.07	$62.05	$0.07
Second Quarter	$65.21	$59.54	$0.07
First Quarter	$60.41	$52.99	$0.07
Year Ended December 31, 2016
Fourth Quarter	$56.24	$46.81	$0.07
Third Quarter (beginning July 5, 2016)	$54.34	$46.29	$0.07

We have historically paid dividends on our common stock in March, June, September and December; however, the declaration, amount, timing and payment of any future dividends on our common stock or on our Mandatory Convertible Preferred Stock are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth the capitalization of Fortive Corporation as of March 30, 2018:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of the Mandatory Convertible Preferred Stock in this offering (assuming no exercise of the underwriters’ over-allotment option) but without giving effect to the use of those proceeds.

You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements incorporated by reference in this prospectus supplement, the notes thereto and the other financial data incorporated by reference in this prospectus supplement. The as adjusted information may not reflect our cash, short-term debt and capitalization in the future.

	As of March 30, 2018 ($ in millions)
	Actual	As Adjusted
	(unaudited)
Cash and equivalents	$1,015.7	$

U.S. dollar-denominated commercial paper	591.7		591.7
Euro-denominated commercial paper	290.2		290.2
U.S. dollar variable interest rate term loan due 2019	500.0		500.0
Yen variable interest rate term loan due 2022	129.7		129.7
Revolving credit facility(1)	—		—
1.800% Senior Notes due 2019	300.0		300.0
2.350% Senior Notes due 2021	750.0		750.0
3.150% Senior Notes due 2026	900.0		900.0
4.300% Senior Notes due 2046	550.0		550.0
Other long-term debt	3.3		3.3

Long-term debt(2)	4,014.9		4,014.9
Stockholders’ equity
Preferred stock, par value $0.01 per share; 15.0 million shares authorized, actual and adjusted, no shares issued or outstanding, actual and 1.0 million shares issued and outstanding, as adjusted	—
Common stock, par value $0.01 per share; 2.0 billion shares authorized, 349.0 million shares issued actual, and 348.5 million shares issued and outstanding actual and as adjusted	3.5		3.5
Additional paid-in capital	2,476.1
Retained earnings	1,583.3
Accumulated other comprehensive income (loss)	29.5

Total stockholders’ equity	4,092.4

Total capitalization	$8,107.3	$

(1)	As of March 30, 2018, no borrowings were outstanding under our $1.5 billion Revolving Credit Facility, which is subject to a dollar for dollar reduction in availability based on amounts outstanding under our commercial paper programs.
(2)	Amounts above represent outstanding principal amount of identified debt rather than carrying value reflected in balance sheet.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of the     % Mandatory Convertible Preferred Stock, Series A, which we refer to as the “Mandatory Convertible Preferred Stock.” A copy of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Designations,” as well as our Amended and Restated Certificate of Incorporation, as heretofore amended, which we refer to as our “Charter,” is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This summary of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Designations.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Fortive Corporation,” “the Company,” “us,” “we” or “our” refer to Fortive Corporation and not to any of its subsidiaries.

General

Under our Charter, our board of directors is authorized, without further stockholder action, to issue up to 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, privileges, preferences and rights of the shares of each such series of preferred stock and the restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. As of the date of this prospectus supplement, no shares of preferred stock are outstanding. At the consummation of this offering, we will issue 1,000,000 shares of the Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an over-allotment option to purchase up to 150,000 additional shares of the Mandatory Convertible Preferred Stock as described under “Underwriting.”

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. Computershare Trust Company, N.A. serves as the transfer agent and registrar of our common stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•	senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such class or series will rank senior to, or on parity with, the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•	on parity with each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•	junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•	structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of     % of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock (equivalent to $        per annum per share), payable in cash or by delivery of shares of our common stock or any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2018, to, and including, July 1, 2021 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the close of business on the immediately preceding March 15, June 15, September 15 and December 15 (each, a “record date”), whether or not such holders convert their shares, or such shares are mandatorily converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of the Mandatory Convertible Preferred Stock and will end on, and exclude, the October 1, 2018 dividend payment date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is June     , 2018 will be $        per share and will be payable, when, as and if declared, on October 1, 2018 to the holders of record thereof at the close of business on September 15, 2018. The dividend on the Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $        per share. Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described above, dividends on shares of Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after, the mandatory conversion date, the fundamental change conversion date or the early conversion date (each, as defined below), as applicable.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and future indebtedness. In particular, our credit facilities contain covenants that may restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Specifically, we may pay cash dividends and make other distributions on our capital stock, including the Mandatory Convertible Preferred Stock, only if certain conditions are met, including the absence of any event of default under such credit facilities. Any credit facilities, indentures or other financing agreements we enter into in the future may contain similar restrictions. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Related to the Mandatory Convertible Preferred Stock and Common Stock—We may be unable to, or may choose not to, continue to pay dividends on the Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.”

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of junior stock, and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock.

The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other junior stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of any benefit or other incentive plan, including, without limitation, the forfeiture or surrender of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, and the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into shares of common stock or other junior stock; (iv) any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the deemed purchase or acquisition of fractional interests in shares of our common stock or other junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock for the beneficial ownership of any person (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (vii) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock and the payment of cash in lieu of fractional shares.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof as of the applicable record date, no dividends may be declared or paid on any parity stock unless and until dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether for a current dividend period or any prior dividend period), as determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portions of such payment that will be made in cash and in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of Mandatory Convertible Preferred Stock is entitled in connection with a dividend will be computed to the nearest cent.

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at 97% of the average VWAP (as defined below) per share of our common stock over the five consecutive trading day (as defined below) period beginning on, and including, the seventh scheduled trading day (as defined below) prior to the applicable dividend payment date (such average, the “average price”). If the five trading day period to determine the average price ends on or after the dividend payment date (whether because a scheduled trading day is not a trading day due to the occurrence of a market disruption event or otherwise), then the dividend payment date will be postponed until the business day after the final trading day of such five trading day period. No interest or other amount will accrue as a result of such postponement.

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the average price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered per share of the Mandatory Convertible Preferred Stock in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment per share of the Mandatory Convertible Preferred Stock divided by the floor price (as defined below). The “floor price” means $          (which is approximately 35% of the initial price (as defined below) in effect at the initial issue date), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-Dilution Adjustments.” Except as described below under “—Conversion at the Option of the Holder,” to the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such dividend and (y) 97% of the average price applicable to such dividend, we will, if we are able to do so under applicable law and the terms of our credit facilities and other indebtedness, pay such excess amount in cash pro rata per share to the holders of the Mandatory Convertible Preferred Stock.

Redemption

The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender offer, exchange offer or otherwise without the consent of, or notice to, holders of the Mandatory Convertible Preferred Stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount (the “liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the liquidation preference plus the liquidation dividend amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all other parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such other parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Mandatory Convertible Preferred Stock of the full amount of the liquidation preference and the liquidation dividend amount for such holder’s shares of Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock as such will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—Risks Related to the Mandatory Convertible Preferred Stock and Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.”

Neither the sale, lease or exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Charter, including the Certificate of Designations, does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have any voting rights, except as described below and as specifically required by Delaware law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods and including the first dividend period beginning on the initial issue date (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with the holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, if any, to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided, however, that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided, further, that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of stockholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any series of our preferred stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock has been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided, that such request is received at least 90 days before the date fixed for the next annual or special meeting of stockholders, failing which such election shall be included in the agenda for and shall be held at the next scheduled annual or special meeting of stockholders). The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such stockholders:

(1)	issue, authorize or create, or increase the issued or authorized amount of, any specific class or series of senior stock; or

(2)	amend or alter the provisions of our Charter or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

(3)	amend, alter or repeal any provision of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(4)	consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with or into another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of any shares of such class or series of parity or junior stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Stock. Our Charter and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equal with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only those series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•	to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto.

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this preliminary prospectus supplement relating to this offering, as supplemented by any related pricing term sheet.

Mandatory Conversion

Each share of the Mandatory Convertible Preferred Stock, unless previously converted, will mandatorily convert on the mandatory conversion date, into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on July 1, 2021, we will pay such dividend to the holders of record as of the close of business on the immediately preceding record date, as described above under “—Dividends.” If, on or prior to July 1, 2021 we have not declared and paid all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock (the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount per share of Mandatory Convertible Preferred Stock exceeds the product of such number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata per share to the holders of the Mandatory Convertible Preferred Stock.

Because this prospectus and the registration statement of which it forms a part also relate to the shares of our common stock to be issued upon settlement upon mandatory conversion, we will not be required to register any shares of our common stock delivered upon such settlement.

The “conversion rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date, will, subject to adjustment as described above for any additional conversion amount or as described in “—Anti-Dilution Adjustments” below, be as follows:

•	if the applicable market value (as defined below) of our common stock is greater than $ (the “threshold appreciation price,” which represents an approximately % appreciation over the initial price, and which is subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), then the conversion rate will be shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “minimum conversion rate,” subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•	if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to $ (the “initial price,” which is subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, which will be between and shares of our common stock per share of the Mandatory Convertible Preferred Stock; or

•	if the applicable market value of our common stock is less than the initial price, then the conversion rate will be shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “maximum conversion rate,” subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), which is approximately equal to $1,000 divided by the initial price. For the avoidance of doubt, the conversion rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the maximum conversion rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below and exclusive of any additional conversion amount or any amounts owing in respect of accrued and unpaid dividends paid at our election in shares of common stock.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under “—Anti-Dilution Adjustments” below.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described above for any additional conversion amount or as described below in “—Anti-Dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual applicable market value of our common stock may differ from those set forth in the table below. Given an initial price of $        and a threshold appreciation price of $        , a holder of the Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Applicable market value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Certain Definitions

The term “applicable market” means the NYSE, or if our common stock is not listed on the NYSE, the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded.

“Applicable market value” means the average VWAP per share of our common stock over the settlement period.

The term “close of business” means 5:00 p.m., New York City time.

“Mandatory conversion date” means the second business day immediately following the last trading day of the settlement period. The mandatory conversion date is expected to be July 1, 2021. If the 20 consecutive trading day period to determine the applicable market value ends on or after the trading day prior to July 1, 2021 (whether because a scheduled trading day is not a trading day due to the occurrence of a market disruption event or otherwise) such that the mandatory conversion date occurs after July 1, 2021, no interest or other amounts will accrue as a result of such postponement.

The term “open of business” means 9:00 a.m., New York City time.

A “scheduled trading day” is any day that is scheduled to be a trading day on the applicable market.

“Settlement period” means the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding July 1, 2021.

A “trading day” is a day on which:

•	there is no market disruption event; and

•	our common stock has traded at least once on the applicable market;

provided, however, that if our common stock is not traded on any applicable market, “trading day” means any business day.

The term “market disruption event” means our common stock is suspended from, or limited in, trading on the applicable market during any period or periods aggregating one half-hour or longer.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “FTV <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading to the scheduled close of trading on the primary trading session of the applicable market on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to July 1, 2021, into shares of our common stock at the minimum conversion rate of              shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on the dividend payment date immediately prior to such early conversion date, the conversion rate for such early conversion will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock (the “early conversion additional amount”) for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period (the “early conversion settlement period”) ending on the second trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the early conversion additional amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any optional conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such record date, as described in the section above entitled “—Dividends.”

Because this prospectus and the registration statement of which it forms a part also relate to the shares of our common stock to be issued upon settlement upon conversion at the option of the holder, we will not be required to register any shares of our common stock delivered upon such settlement.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to July 1, 2021, holders of the Mandatory Convertible Preferred Stock will have the right to:

(i)	convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of common stock (or reference property units as described below) equal to the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock described below;

(ii)	with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock (or reference property units as described below); and

(iii)	with respect to such converted shares, receive the accumulated dividend amount (as defined below), if any, payable in cash or shares of our common stock (or reference property units as described below), subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the conversion date for such shares falls on or after a record date for a declared dividend and prior to the dividend payment date, we will pay such dividend on the relevant dividend payment date to the holders of record at the close of business on the immediately preceding record date, as described in “—Dividends,” and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined below) and ending at the close of business on the date that is 20 calendar days after the effective date (or, if earlier, July 1, 2021) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of the Mandatory Convertible Preferred Stock who do not

submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date. If we notify holders of a fundamental change later than the second business day following the effective date, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, such effective date to, but excluding, the date of the notice; provided, however, that the fundamental change conversion period will not be extended beyond July 1, 2021.

A “fundamental change” will be deemed to have occurred, at such time after the initial issue date of the Mandatory Convertible Preferred Stock, upon:

(i)	the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which (excluding cash payments for fractional shares or pursuant to appraisal rights) is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market;

(ii)	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries’ employee benefit plans, filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors or we otherwise become aware of such beneficial ownership; or

(iii)	our common stock (or reference property units) ceasing to be listed for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (i) and clause (ii) above will be deemed to constitute a fundamental change solely under clause (i) of this definition of “fundamental change.”

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “effective date”) and the price (the “share price”) paid or deemed paid per share of our common stock therein. If the holders of our common stock receive only cash in the fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day preceding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-Dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of the Mandatory Convertible Preferred Stock for each share price and effective date set forth below.

Share price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$	$
June , 2018
July 1, 2019
July 1, 2020
July 1, 2021

The exact share price and effective date may not be set forth in the table, in which case:

•	if the share price is between two share price amounts on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share price amounts and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•	if the share price is in excess of $ per share (subject to adjustment in the same manner as the share prices set forth in the first row of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•	if the share price is less than $ per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, in addition to the common stock (or reference property units) issued upon conversion at the fundamental change conversion rate, we will, at our option:

(a)	pay you in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of % per annum, of all scheduled dividend payments (excluding any accumulated dividend amount, and subject to the second sentence under “—General” above) on the Mandatory Convertible Preferred Stock for all remaining dividend periods (including any partial dividend period) from, and including, the effective date of the applicable fundamental change to, but excluding, the mandatory conversion date (the “fundamental change dividend make-whole amount”);

(b)	increase the number of shares of our common stock (or reference property units) to be issued upon conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the share price; or

(c)	pay the fundamental change dividend make-whole amount through any combination of cash and shares of our common stock (or reference property units) in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term “accumulated dividend amount” means, with respect to any fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, as of the effective date of the relevant fundamental change, for all dividend periods prior to such effective date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date.

The accumulated dividend amount will be payable at our option:

•	in cash, to the extent we are permitted under applicable law and the terms of our credit facilities and other indebtedness to do so;

•	in an additional number of shares of our common stock (or reference property units) equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the share price; or

•	in a combination of cash and shares of our common stock (or reference property units) in accordance with the provisions of the preceding two bullets.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in our common stock (or reference property units). In addition, if we elect to deliver common stock (or reference property units) in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the portion of the fundamental change dividend make-whole amount or the accumulated dividend amount paid in common stock (or reference property units) exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are able to do so under applicable law and the terms of our credit facilities and other indebtedness, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our common stock (or reference property units) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash amount to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or reference property units) based on the average VWAP per share of our common stock (or reference property units) over the five consecutive trading day period ending on, and including, the seventh scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, shares of our common stock (or reference property units) or a combination thereof, specifying the combination, if applicable; and

•	the accumulated dividend amount as of the effective date of the fundamental change and whether we will pay such amount in cash, shares of our common stock (or reference property units) or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, our common stock (or reference property units) or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the mandatory conversion date. Except as described under

“—Dividends” above in respect of declared dividends paid in cash or shares (but not, for the avoidance of doubt, any additional conversion amount or cash as a result of an insufficient additional conversion amount as described under “—Mandatory Conversion” above), the person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the mandatory conversion date. Except as provided in “—Anti-Dilution Adjustments,” prior to the close of business on the mandatory conversion date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion or Fundamental Change Conversion

If you elect to convert the Mandatory Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” you must observe the following conversion procedures:

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Mandatory Convertible Preferred Stock. In either case, if required, you must pay all transfer or similar taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Common stock will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the later of (i) the second business day immediately succeeding the conversion date and (ii) the business day after you have paid in full all applicable taxes and duties, if any.

Except as described under “—Dividends” above in respect of declared dividends paid in cash or shares (but not, for the avoidance of doubt, any shares in respect of an early conversion amount, an accumulated dividend amount or a fundamental change dividend make-whole amount, or cash as a result of an insufficient share amount as described under “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” above), the person or persons entitled to receive the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock that are converted, cash will be paid in an amount (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP of our common stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the applicable conversion date. If the conversion date occurs on or prior to the last trading day of such five consecutive trading day period, the cash payment shall be deferred until the second business day immediately following the last trading day of such five consecutive trading day period.

Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted only under the following enumerated circumstances:

(1)	We issue shares of common stock to all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of shares of our common stock outstanding at the close of business on the date fixed for such determination, without giving effect to such dividend, distribution, stock split or stock combination; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at the close of business on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

(2)	We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans or pursuant to a rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of our common stock at a price per share less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•	the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants; and

•	the denominator of which is the sum of (x) the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3)	We subdivide or combine our common stock, in which event each fixed conversion rate in effect at the close of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after the close of business on the effective date of such subdivision or combination.

(4)	(a) We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution of shares of common stock described in clause (1) above;

•	any rights or warrants described in clause (2) above;

•	any dividend or distribution described in clause (5) below;

•	any spin-off, as to which the provisions set forth in clause (4)(b) below shall apply; and

•	any dividends and distributions upon the conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in a change in the conversion consideration as described below under “—Recapitalizations, Reclassifications and Changes of Our Capital Stock”,

in which event each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock; and

•	the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), on such date fixed for determination, of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

To the extent such distribution is not so paid or made, each fixed conversion rate will be readjusted to the fixed conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such capital stock or equity interests); and

•	the denominator of which is the current market price of our common stock.

In the event that such distribution described in this clause (4)(b) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

Any adjustment made pursuant to this clause (4) shall become effective immediately after the close of business on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. If (x) an adjustment to each fixed conversion rate is required under this clause (4) during the settlement period, or (y) a holder submits shares of Mandatory Convertible Preferred Stock for early conversion during the period commencing after the close of business on the determination date described above and prior to the time that the current market price of our common stock is determined for purposes of this clause (4), then in either case delivery of the shares of our common stock issuable upon conversion will be delayed until the second business day immediately after the first date as of which the calculations provided for in this clause (4) can be completed.

(5)	We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.07 (the “dividend threshold,” subject to adjustment as described below), excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding-up; and

•	any consideration payable as part of a tender or exchange offer described in clause (6) below,

in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock minus the dividend threshold (provided that if the distribution is not a regular quarterly cash dividend, the dividend threshold will, for purposes of such distribution, be deemed to be zero); and

•	the denominator of which is the current market price of our common stock minus the amount per share of such dividend or other distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates pursuant to the provisions described under this “—Anti-Dilution Adjustments” section; provided, however, that no adjustment will be made to the dividend threshold for any adjustment to the fixed conversion rates under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately after the close of business on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our outstanding common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the fair market value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at the close of business on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding), on the expiration date, of any other consideration paid or payable for shares of our common stock purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after the close of business on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If (x) an adjustment to each fixed conversion rate is required pursuant to this clause (6) during the settlement period, or (y) a holder submits shares of Mandatory Convertible Preferred Stock for early conversion during the period commencing after the open of business on the expiration date described above and prior to the time that the current market price of our common stock is determined for purposes of this clause (6), then in either case, delivery of the related conversion consideration will be delayed to the second business day immediately after the first date as of which the calculations provided for in this clause (6) can be completed.

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our common stock, distributed to stockholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, upon our election and in our sole discretion, holders of the Mandatory Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Mandatory Convertible Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case, and only in such case, each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4)(a) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary described in this “—Anti-Dilution Adjustments” section, the fixed conversion rates will not be adjusted on account of any rights issued pursuant to a rights plan, except to the extent provided in the preceding sentence. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate. We currently do not have a rights plan in effect.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•	clauses (2), (4)(a) and (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•	clause (4)(b), the “current market price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the average VWAP per share of common stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the 10 consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•	clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the relevant tender offer or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade, regular way, without the right to receive such issuance or distribution. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) may be withheld from any distributions and payments and deliveries upon conversion with respect to the Mandatory Convertible Preferred Stock.

All adjustments to each fixed conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the first trading day of the settlement period, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on (x) the earlier of any early conversion date and the effective date of any fundamental change and (y) each trading day of the settlement period, adjustments to each fixed conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

We will not be required to adjust either fixed conversion rate except as described above. Notwithstanding anything to the contrary described above, and without limiting the prior sentence, the fixed conversion rates will not be adjusted:

(a)	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

(b)	upon the issuance of any shares of our common stock or rights, warrants, options, units or other securities exercisable for the purchase of those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the initial issue date;

(d)	for a change in the par value of our common stock;

(e)	for stock repurchases that are not tender offers, including structured or derivative transactions;

(f)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(g)	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or

(h)	for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

We will be required, within 10 business days following the effectiveness of an adjustment to the fixed conversion rates, to provide, or cause to be provided, a written notice of such adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth such adjusted fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price and (y) an inversely proportional adjustment will also be made to the floor price. Whenever any provision of the Certificate of Designations requires us to calculate the VWAP per share of our common stock over a span of multiple days, we will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the current market price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•	the record date for a dividend or distribution on shares of our common stock occurs after the end of the settlement period and before the mandatory conversion date; and

•	such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the settlement period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

If completed, the A&S Transaction may result in one or more adjustments to each fixed conversion rate depending on the manner in which the A&S Transaction is effected, as set forth in more detail below:

•

If the A&S Transaction is completed by means of a split-off with a fully subscribed exchange offer of common stock of Stevens Holding Company, a wholly-owned subsidiary of Fortive (the “Newco Stock”), for shares of our common stock, which shares of Newco Stock would be converted, on a one-to-one basis, into shares of common stock of Altra in the immediately following merger between Stevens Holding Company and a subsidiary of Altra, clause (6) above will apply (which may or may not result in an adjustment under clause (6)). For purposes of applying clause (6) above to such exchange offer, we may use, to determine the fair market value of the Newco Stock received for each share of common stock of Fortive exchanged in the exchange offer, the product of (i) the number of shares of common stock of Altra that such a tendering stockholder would receive in consideration for each share of our common stock exchanged in the exchange offer and (ii) the average VWAP per share of Altra common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of such exchange offer. We may also determine another method of determining the value of the Newco Stock is appropriate. If we use a different method, we will disclose such method in the statement to holders of the Mandatory Convertible Preferred Stock described above.

•	If the A&S Transaction is completed entirely by means of a spin-off in which holders of our common stock receive 100% of the outstanding shares of Newco Stock, clause (4)(a) above will apply (which may or may not result in an adjustment under clause (4)(a)). For purposes of applying clause (4)(a) above to such spin-off, we may use, to determine the fair market value of each share of Newco Stock, the average VWAP per share of Altra common stock over the first 10 consecutive trading days commencing on, and including, the fifth trading day following the effective date of such spin-off distribution. We may also determine another method of determining the value of the Newco Stock is appropriate. If we use a different method, we will disclose such method in the statement to holders of the Mandatory Convertible Preferred Stock described above.

•	If the exchange offer described in the second preceding bullet is not fully subscribed and the remaining outstanding shares of Newco Stock that are not exchanged in such exchange offer are distributed pro rata to the holders of our common stock whose shares remain outstanding immediately after consummation of the exchange offer, then clause (6) above will apply with respect to the exchange offer (which may or may not result in an adjustment under clause (6) as described in the second preceding bullet). Clause (4)(a) above will then apply to the distribution of the remaining shares of Newco Stock distributed to all holders of our common stock whose shares remain outstanding immediately after consummation of the exchange offer (which may or may not result in an adjustment under clause (4)(a) as described in the immediately preceding bullet).

For the avoidance of doubt, if the A&S Transaction is effected in a manner that does not fall under the foregoing bullets, a conversion rate adjustment will be made if such transaction falls under the conversion rate adjustment or adjustments as set forth above under clauses (1) through (6).

Recapitalizations, Reclassifications and Changes of Our Common Stock

If there occurs:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each such event, a “reorganization event,” and such securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such reorganization event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary described above,

•

from and after the effective time of such reorganization event, (i) the consideration due upon conversion of any Mandatory Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this

“Description of Mandatory Convertible Preferred Stock” section (or in any related definitions) were instead a reference to the same number of reference property units; and (ii) for purposes of the definition of “fundamental change,” the terms “common stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•	for these purposes, the VWAP of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and

•	at the effective time of such reorganization event, we may amend the Certificate of Designations without the consent of the holders of the Mandatory Convertible Preferred Stock to give effect to the provisions described in the previous bullet points.

For purposes of the foregoing, the type and amount of reference property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any adjustment to the fixed conversion rates described above, we will also adjust the dividend threshold (as defined above) based on the number of shares of common stock or other equity interests comprising the reference property and (if applicable) the value of any non-stock consideration comprising the exchange property.

Notices

We will send all notices or communications to holders of the Mandatory Convertible Preferred Stock pursuant to the Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the holders’ respective addresses shown on the register for the Mandatory Convertible Preferred Stock. However, in the case of Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, a number of shares of our common stock equal to the product of the maximum conversion rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the initial transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock. We may remove the transfer agent, registrar and conversion and dividend disbursing agent subject to certain conditions.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and any common stock received in respect of Mandatory Convertible Preferred Stock. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions, all publicly available and as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the ownership, disposition or conversion of the Mandatory Convertible Preferred Stock or common stock or that any such contrary position would not be sustained by a court.

We assume in this discussion that the Mandatory Convertible Preferred Stock and shares of our common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to holders in light of their particular circumstances, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not deal with state or local taxes, or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders (as defined below), or any non-U.S. tax consequences. This discussion also does not consider any specific facts or circumstances that may apply to holders and does not address the special tax rules applicable to particular holders, such as

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold the Mandatory Convertible Preferred Stock or common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Mandatory Convertible Preferred Stock or common stock to their financial statements under Section 451 of the Code;

•	persons that own, actually or constructively, more than 5% of our Mandatory Convertible Preferred Stock or common stock; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold their Mandatory Convertible Preferred Stock or common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold the Mandatory Convertible Preferred Stock or common stock should consult his, her, or its own tax advisor regarding the particular tax consequences applicable to them.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, disposing of and converting the Mandatory Convertible Preferred Stock or common stock.

For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our Mandatory Convertible Preferred Stock or common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Mandatory Convertible Preferred Stock or common stock that is not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

Distributions paid on the Mandatory Convertible Preferred Stock or our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent they are paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. holders will be eligible for the dividends-received deduction. U.S. holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Disposition of Our Stock.”

If we make a distribution on our Mandatory Convertible Preferred Stock in the form of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. holder. U.S. holders should consult their tax advisors regarding the tax consequences of a common stock distribution on our Mandatory Convertible Preferred Stock.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. holder that has held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of such stock and will be treated as described under “—Disposition of Our Stock” below. A non-corporate U.S. holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Mandatory Convertible

Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions.”

Adjustments to Conversion Rate

The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. We believe that the adjustment to the conversion rate for the A&S Transaction will be made pursuant to a bona fide reasonable adjustment formula. Certain of the possible adjustments in the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) may not qualify as being made pursuant to a bona fide reasonable adjustment formula.

If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. holder of Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Distributions.” Because constructive distributions deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to the U.S. holder.

Disposition of Our Stock

Upon the sale or other disposition of shares of Mandatory Convertible Preferred Stock (other than pursuant to a conversion described below) or common stock, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition and the holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition the Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A U.S. holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into shares of our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions,” with any common stock received in respect of such dividends treated as if the U.S. holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion. In addition, a U.S. holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the U.S. holder’s tax basis in the fractional share of our common stock).

The tax treatment of a U.S. holder’s receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any fundamental change dividend make-whole amount, is uncertain. Although not free from doubt, we believe the receipt of such cash or common stock should be treated as additional consideration received by the U.S. holder upon conversion of the Mandatory

Convertible Preferred Stock into shares of our common stock. Accordingly, in the event we choose to pay common stock in respect of such amount, the receipt of such stock should be taxed as described in the preceding paragraph. In the event we choose to pay cash in respect of such amount, the receipt of such cash should be taxable to the extent of any gain realized by the U.S. holder. For this purpose, the gain realized generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. holder’s tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend, such gain (to the extent recognized) will be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any fundamental change dividend make-whole amount, exceeds the gain realized by a U.S. holder, the excess amount will not be taxable to such U.S. holder but will reduce its adjusted tax basis in our common stock.

U.S. holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions.”

Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. holder.

Except as discussed in the last sentence of this paragraph, a U.S. holder’s tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. A U.S. holder’s tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

In the event a U.S. holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with distributions on our Mandatory Convertible Preferred Stock or our common stock and the proceeds from a sale or other disposition of such stock, unless a U.S. holder is an exempt recipient. A U.S. holder may also be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

Distributions and other payments that are treated as dividends (see “—Tax Considerations Applicable to U.S. Holders—Distributions” and “—Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock”), including deemed distributions described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty.

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Because constructive distributions or distributions made in common stock to a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) will withhold the U.S. federal tax on such dividend from any cash, shares of common stock, or sales proceeds otherwise payable to the non-U.S. holder.

Gain on Disposition of Our Stock

Subject to the discussions above under “—Distributions” and below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Mandatory Convertible Preferred Stock or our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•	we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation,” and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation.”

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A non-U.S. holder generally will not recognize gain or loss upon the conversion of Mandatory Convertible Preferred Stock into our common stock, except that (1) cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share and will be subject to the treatment described above under “—Gain on Disposition of Our Stock,” (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and (3) cash or common stock received in respect of accrued and unpaid dividends that have not been declared or any fundamental change dividend make-whole amount should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock.” In the case of payments described in (2), a non-U.S. holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Distributions.” In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on the Mandatory Convertible Preferred Stock or common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on the Mandatory Convertible Preferred Stock or common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Mandatory Convertible Preferred Stock or common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal Estate Tax

The Mandatory Convertible Preferred Stock and our common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, the Mandatory Convertible Preferred Stock or common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally (1) applies to payments of dividends on the Mandatory Convertible Preferred Stock or common stock and (2) will apply to payments of gross proceeds from a sale or other disposition of the Mandatory Convertible Preferred Stock or common stock made after December 31, 2018. If withholding under FATCA is required on any payment related to the Mandatory Convertible Preferred Stock or common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Mandatory Convertible Preferred Stock or common stock and the entities through which they hold the Mandatory Convertible Preferred Stock or common stock.

The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, converting, and disposing of the Mandatory Convertible Preferred Stock or common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares of Mandatory Convertible Preferred Stock
Morgan Stanley & Co. LLC
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total:	1,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Mandatory Convertible Preferred Stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Mandatory Convertible Preferred Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Mandatory Convertible Preferred Stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of Mandatory Convertible Preferred Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. Mandatory Convertible Preferred Stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $        . After the initial offering of the shares of Mandatory Convertible Preferred Stock to the public, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us up to 150,000 additional shares of Mandatory Convertible Preferred Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Mandatory Convertible Preferred Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Mandatory Convertible Preferred Stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 150,000 shares of Mandatory Convertible Preferred Stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions:	$	$	$
Proceeds, before expenses	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $        . The underwriters have agreed to reimburse us for certain offering expenses payable by us.

Our common stock is listed on the New York Stock Exchange under the symbol “FTV.” The last reported sale price of our common stock on June 25, 2018 was $77.63 per share. We will apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange under the ticker symbol “FTV.PRA”. While no assurance can be given that our application for listing will be approved, we will use commercially reasonable efforts to effect the listing of the Mandatory Convertible Preferred Stock the New York Stock Exchange within 30 days of the date of this prospectus supplement.

We and all of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and UBS Securities LLC on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Mandatory Convertible Preferred Stock or common stock, or any securities convertible into or exercisable or exchangeable for shares of Mandatory Convertible Preferred Stock or common stock;

•	file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Mandatory Convertible Preferred Stock or common stock or any securities convertible into or exercisable or exchangeable for Mandatory Convertible Preferred Stock or common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Mandatory Convertible Preferred Stock or common stock,

whether any such transaction described above is to be settled by delivery of Mandatory Convertible Preferred Stock, common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and UBS Securities LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, Mandatory Convertible Preferred Stock or the registration of any shares of Mandatory Convertible Preferred Stock, or common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph will not apply to:

With respect to us:

•	the sale of shares of Mandatory Convertible Preferred Stock to the underwriters;

•	the issuance by the Company of shares of common stock upon conversion of the Mandatory Convertible Preferred Stock;

•	the issuance by the Company of shares of common stock issued as dividends on the Mandatory Convertible Preferred Stock;

•	the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof and disclosed in, or incorporated by reference into, this prospectus supplement;

•	any options or other awards issued or granted, or the issuance of shares of common stock in respect of vested awards, under any of the Company’s equity compensation plans that are disclosed in, or incorporated by reference into, prospectus supplement;

•	the filing by the Company of any registration statement on Form S-8 relating to common stock granted pursuant to or reserved for issuance under the Company’s 2016 Executive Incentive Compensation Plan; and

•	shares of common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that the total number of shares to issued pursuant to this clause does not exceed 10% of the total number of shares of common stock outstanding as of the date of this prospectus supplement.

With respect to our officers and directors, and subject to certain conditions:

•	transactions by any person relating to shares of Mandatory Convertible Preferred Stock or common stock or other securities acquired in open market transactions after the completion of the offering of the shares of Mandatory Convertible Preferred Stock;

•	transfers of shares of Mandatory Convertible Preferred Stock or common stock or any security convertible into Mandatory Convertible Preferred Stock or common stock as a bona fide gift;

•	transfers or dispositions of shares of Mandatory Convertible Preferred Stock or common stock or other securities to any trust for the direct or indirect benefit of the locked-up party or his or her immediate family in a transaction not involving a disposition for value;

•	transfers or dispositions of shares of Mandatory Convertible Preferred Stock, common stock or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the locked-up party or his or her immediate family in a transaction not involving a disposition for value;

•	distributions of shares of Mandatory Convertible Preferred Stock, common stock or any security convertible into Common Stock to limited partners, members, stockholders or other equityholders of the locked-up party or, if the undersigned is a trust, to the beneficiaries of the locked-up party;

•	transfers or dispositions of shares of Mandatory Convertible Preferred Stock, common stock or other securities by operation of law pursuant to a court or regulatory agency order or a qualified domestic relations order or in connection with a divorce settlement or other domestic relations order;

•	transfers or dispositions of shares of Mandatory Convertible Preferred Stock, common stock or other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

•	transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock to the Company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s common stock or other such security by the Company or in connection with the termination of the undersigned’s employment with the Company;

•	transfers in connection with the forfeiture or surrender to the Company of shares of common stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units and other equity based compensation granted to the undersigned pursuant to any employee equity incentive plan existing on the date hereof;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period;

•	any transfer or foreclosure on, or related transaction in connection with, shares of common stock that, as of the date of this prospectus supplement, are subject to an existing agreement or encumbrance; and

•	with respect to certain officers of the Company, the sale or transfer of a fixed number of shares of common stock, not to exceed 180,000 shares in the aggregate.

Morgan Stanley & Co. LLC and UBS Securities LLC, in their discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Mandatory Convertible Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Mandatory Convertible Preferred Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Mandatory Convertible Preferred Stock in the open market to stabilize the price of the Mandatory Convertible Preferred Stock. These activities may raise or maintain the market price of the Mandatory Convertible Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Mandatory Convertible Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Mandatory Convertible Preferred Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their respective affiliates are agents or lenders under our revolving credit facility and senior term loan facility.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

Our Mandatory Convertible Preferred Stock may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Mandatory Convertible Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Mandatory Convertible Preferred Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the Mandatory Convertible Preferred Stock.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our Mandatory Convertible Preferred Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Mandatory Convertible Preferred Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Mandatory Convertible Preferred Stock shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Mandatory Convertible Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase any shares of our Mandatory Convertible Preferred Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Mandatory Convertible Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Mandatory Convertible Preferred Stock in, from or otherwise involving the United Kingdom.

Hong Kong

Our Mandatory Convertible Preferred Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our Mandatory Convertible Preferred Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our Mandatory Convertible Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Mandatory Convertible Preferred Stock may not be circulated or distributed, nor may our Mandatory Convertible Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Mandatory Convertible Preferred Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our Mandatory Convertible Preferred Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of our Mandatory Convertible Preferred Stock.

Accordingly, our Mandatory Convertible Preferred Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our Mandatory Convertible Preferred Stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our Mandatory Convertible Preferred Stock. Our Mandatory Convertible Preferred Stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our Mandatory Convertible Preferred Stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our Mandatory Convertible Preferred Stock. Our Mandatory Convertible Preferred Stock may only be transferred en bloc without subdivision to a single investor.

Switzerland

Our Mandatory Convertible Preferred Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA.

The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Canada

Our Mandatory Convertible Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our Mandatory Convertible Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

•	This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or “Exempt Investors,” available under section 708 of the Corporations Act.

The shares of Mandatory Convertible Preferred Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Mandatory Convertible Preferred Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Mandatory Convertible Preferred Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Mandatory Convertible Preferred Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of Mandatory Convertible Preferred Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Mandatory Convertible Preferred Stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of Mandatory Convertible Preferred Stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

United Arab Emirates

The shares of our Mandatory Convertible Preferred Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Korea

The shares of our Mandatory Convertible Preferred Stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of our Mandatory Convertible Preferred Stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of our Mandatory Convertible Preferred Stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares of our Mandatory Convertible Preferred Stock have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of our Mandatory Convertible Preferred Stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of our Mandatory Convertible Preferred Stock. By the purchase of the shares of our Mandatory Convertible Preferred Stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of our Mandatory Convertible Preferred Stock pursuant to the applicable laws and regulations of Korea.

Brazil

For purposes of Brazilian law, this offer of securities is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

This offering has not been and will not be registered under Brazilian Federal Law No. 6,385/76 or under any other Brazilian securities law. Accordingly, our Mandatory Convertible Preferred Stock and the offering have not been and will not be registered with the Comissão de Valores Mobilários.

Therefore, as this prospectus does not constitute or form part of any public offering to sell or solicitation of a public offering to buy any shares or assets, the offering and THE MANDATORY CONVERTIBLE PREFERRED STOCK OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE, AND MAY NOT BE

OFFERED FOR SALE OR SOLD IN BRAZIL EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OR DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. DOCUMENTS RELATING TO THE COMMON STOCK, AS WELL AS THE INFORMATION CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC, AS A PUBLIC OFFERING IN BRAZIL OR BE USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OR SALE OF THE MANDATORY CONVERTIBLE PREFERRED STOCK TO THE PUBLIC IN BRAZIL.

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LEGAL MATTERS

Certain legal matters in connection with the offering of the Mandatory Convertible Preferred Stock will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the offering of the Mandatory Convertible Preferred Stock will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated and combined financial statements and schedule of Fortive Corporation included in Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS

FORTIVE CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “FTV”.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Fortive,” the “Company,” “we,” “our” and “us” refer, collectively, to Fortive Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fortive.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37654) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

•	Current Reports on Form 8-K filed January 26, 2017, March 31, 2017 and June 9, 2017; and

•	The description of our common stock contained in our Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on December 3, 2015 (Commission File No. 001-37654), including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

Attn: Fortive Investor Relations

(425) 446-5000

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.

Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements.

See the risk factors included in our periodic reports filed with the SEC under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

FORTIVE CORPORATION

Fortive is a diversified industrial growth company encompassing businesses that are recognized leaders in attractive markets. Our well-known brands hold leading positions in advanced instrumentation and solutions, transportation technology, sensing, automation and specialty, and franchise distribution markets. Our businesses design, develop, service, manufacture and market professional and engineered products, software and services for a variety of end markets, building upon leading brand names, innovative technology and significant market positions. Our research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 40 countries across North America, Asia Pacific, Europe and Latin America.

Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.

Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is (425) 446-5000.

For additional information regarding Fortive, please refer to our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the consolidated and combined financial statements and notes and Management’s Discussion and Analysis incorporated by reference in this prospectus.

	Three Months Ended March 31, 2017	Year Ended December 31
		2016	2015	2014	2013	2012
Ratios of earnings to fixed charges (1)	12.6	23.8	353.7	413.6	347.4	364.8

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges for the periods indicated, where (1) “earnings” consist of earnings before income taxes plus fixed charges, and (2) “fixed charges” consist of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest. Interest on unrecognized tax benefits is included in the tax provision and is excluded from the computation of fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the unsecured general obligations that Fortive Corporation may offer from time to time in the form of one or more series of debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. As used in this “Description of Debt Securities” references to “Fortive,” “we,” “our” and “us” refer to Fortive Corporation, a Delaware corporation, and do not, unless the context otherwise indicates, include Fortive’s subsidiaries.

We may issue senior debt securities from time to time under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. In this section, the senior indenture and the subordinated indenture are each referred to as an indenture and the senior trustee and the subordinated trustee are each referred to as a trustee.

The following summaries of certain provisions of the indentures and the debt securities are not complete and are subject to the detailed provisions of the indentures. You should refer to the form of senior indenture and the form of subordinated indenture, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and incorporated by reference into this prospectus, for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indentures do not limit the amount of debt securities that may be issued by Fortive. Each indenture will provide that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including the senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt that we incur or our other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include the specific terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any additional, different or other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants. Certain defined terms used in the senior indenture that are important to understanding the covenants of Fortive described herein are provided below under “—Certain Definitions.”

Limitations on Secured Debt. Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary (as defined below) to, create, assume, or guarantee any Secured Debt (as defined below) without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•	purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•	mortgages, pledges, liens, security interests or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or other entity existing at the time such corporation or entity becomes a Subsidiary;

•	security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property (as defined below) of ours or such Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•	security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•	liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•	liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect Fortive or any of its Subsidiaries from fluctuations in interest rates or currencies; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions. Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•	we or such Subsidiary would be entitled, without equally and ratably securing senior debt securities of any series having the benefit of this covenant, to incur indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•	an amount equal to the value of the Principal Property so leased is applied to the retirement, within 180 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt (as defined below) as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of senior debt securities of any series having the benefit of this covenant.

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Secured Debt” above include leases between only Fortive and a wholly-owned Subsidiary of Fortive or only between wholly-owned Subsidiaries of Fortive.

Exempted Indebtedness. Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt (as defined below) of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet under “—Limitation on Sale and Leaseback Transactions” above, at such time does not exceed 15% of Consolidated Net Assets (as defined below).

Classification. For purposes of determining compliance with the limitations on Secured Debt and Sale and Leaseback Transactions, (a) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (b) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), we may, in our sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions.

Certain Definitions. The following are the meanings of terms used in the senior indenture that are important in understanding the covenants described above.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (“GAAP”)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP (excluding current maturities of long-term debt and obligations under capital leases).

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet; provided further, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the date of the senior indenture, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the date of the senior indenture.

The term “Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary and located in the United States, whether owned on the date of the senior indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the senior trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

The term “Secured Debt” means indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or indebtedness of any Subsidiary that owns a Principal Property.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors (or persons performing similar functions) of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Fortive, or by one or more Subsidiaries of Fortive, or by Fortive and one or more other Subsidiaries of Fortive.

Certain Other Covenants. The senior indenture will contain certain other covenants applicable to us regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement and/or free writing prospectus, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture will not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we may not consolidate with or merge into any other business entity (in a transaction in which we are not the surviving business entity), or convey, transfer or lease our properties and assets substantially as an entirety to any business entity, in either case, unless:

•	the surviving or acquiring entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the surviving or acquiring entity assumes our obligations on the senior debt securities and under the senior indenture by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the senior trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned Subsidiary.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released of all obligations under the senior indenture and the senior debt securities.

Events of Default. Unless we indicate otherwise in a prospectus supplement and/or free writing prospectus with respect to a particular series of senior debt securities, the following will be events of default under the senior indenture for any series of senior debt securities:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, upon acceleration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform, or breach of, any of our covenants, agreements or warranties in the senior indenture applicable to senior debt securities of such series, other than a covenant, agreement or warranty a default in the performance, or breach, of which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the senior trustee or from the holders of 25% or more in aggregate principal amount outstanding of the senior debt securities of such series;

•	(a) failure to pay principal or interest under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Fortive or any Subsidiary of Fortive (or the payment of which is guaranteed by Fortive or any Subsidiary of Fortive), other than any such indebtedness for borrowed money owed to Fortive or any wholly-owned Subsidiary of Fortive, whether such indebtedness or guarantee now exists, or is created after the date of the senior indenture prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or

(b) acceleration of such indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $80.0 million or more;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An event of default with respect to one series of senior debt securities is not necessarily an event of default for another series.

If an event of default other than an event of default specified in the sixth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the senior trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the senior trustee, if such notice is given by the holders, may, and the senior trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fifth bullet above occurs and is continuing, such event of default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of a series of senior debt securities) shall be annulled, waived and rescinded, automatically and without any action by the senior trustee or the holders of such series of senior debt securities, if within 20 days after such event of default arose,

•	the indebtedness or guarantee that is the basis for such event of default has been discharged, or

•	the holders of that series have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or

•	if the default that is the basis for such event of default has been cured or is no longer continuing.

If an event of default specified in the sixth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable, without any act by the senior trustee or any holder of senior debt securities.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the senior trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the senior trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the senior trustee indemnity reasonably satisfactory to the senior trustee for the senior trustee to initiate the requested proceeding;

•	during the 60-day period following such notice, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the senior trustee a direction that is inconsistent with the request; and

•	the senior trustee does not initiate the requested proceeding within 60 days following such notice.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust the entire amount sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

•	and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the senior indenture.

If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement and the occurrence of an event described in the fourth bullet under “—Events of Default” with respect to any such covenants will no longer be an event of default.

If we accomplish legal defeasance, you would have to rely solely on the trust deposit for all payments on the debt securities. You could not look to us for repayment in the event of any shortfall. If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the senior trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal and interest on those debt securities;

•	with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal and interest on those debt securities;

•	we deliver to the senior trustee a certificate from a nationally recognized firm of independent accountants or investment bank expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due with respect those debt securities to maturity or redemption, as the case may be;

•	no event which is, or after notice or lapse of time would become, an event of default under the senior indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•	the deposit does not cause the senior trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the senior indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•	such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the senior trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the senior indenture;

•	if the securities are to be redeemed prior to the stated maturity, notice of such redemption shall have been duly given or provision for such notice satisfactory to the senior trustee shall have been made; and

•	we deliver to the senior trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of the applicable series as contemplated by the senior indenture have been complied with.

Modification and Waiver. Unless the applicable prospectus supplement and/or free writing prospectus provides otherwise, we and the senior trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to surrender our rights or powers under the senior indenture, to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the senior trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the senior trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our Subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the senior trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except that, unless otherwise provided in the applicable prospectus supplement, the subordinated indenture and subordinated debt securities will not include a limitation on the creation, assumption, or guarantee of secured debt or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with GAAP;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (“Certificate of Incorporation”) and bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of May 31, 2017, 346,889,537 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. The holders of our common stock entitled to cast a majority of votes at a shareholder meeting will constitute a quorum at such meeting. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Fortive, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

Directors are generally elected by a majority of the votes cast by holders of our common stock. However, directors are elected by a plurality of the votes cast by holders of our common stock in the case of elections held at a shareholders’ meeting for which (i) our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our common stock has nominated a person for election to the board of directors and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before we first mail our notice of meeting for such meeting to the shareholders. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek shareholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our shareholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

Classified Board. Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with declassification of the board of directors beginning with our 2019 annual meeting of shareholders. Until our 2019 annual meeting, directors for each class will be elected at the annual meeting of shareholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. Beginning with our 2019 annual meeting, directors will be elected to a one-year term following the expiration of the directors’ existing terms with annual election of all directors beginning at our 2021 annual meeting. At any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the shareholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Amendments to Certificate of Incorporation. Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, classification, removal and filling of vacancies with respect to our board of directors, the advance notice to be given for nominations for elections of directors, the calling of special meetings of shareholders, cumulative voting, shareholder action by written consent, the ability to amend the Bylaws, the elimination of liability of directors to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions.

Amendments to Bylaws. Our Certificate of Incorporation and Bylaws provide that our Bylaws may be amended by our board of directors or by the affirmative vote of holders of at least 80% of our voting stock then outstanding.

Size of Board and Vacancies. Our Bylaws provide that the number of directors on our board of directors will be fixed exclusively by the board of directors. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on the board of directors will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Special Shareholder Meetings. Our Certificate of Incorporation provides that special meetings of shareholders may be called by the secretary upon a written request delivered to the secretary by (a) our board of directors pursuant to a resolution adopted by a majority of the entire our board, (b) the chairman of our board of directors or (c) our chief executive officer. Shareholders may not call special shareholder meetings.

Shareholder Action by Written Consent. Our Certificate of Incorporation expressly eliminates the right of our shareholders to act by written consent effective as of the distribution. Shareholder action must take place at the annual or a special meeting of shareholders.

Stockholder Nomination of Directors. Our Certificate of Incorporation mandates that shareholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for shareholders making the proposals or nominations, including that a shareholder, or group of up to 20 shareholders, must own 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors. Additionally, the Bylaws require that candidates for election as a director disclose their qualifications and make certain representations.

No Cumulative Voting. The DGCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities of Fortive or an entity unaffiliated with Fortive or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated and combined financial statements and schedule of Fortive Corporation included in Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

FORTIVE CORPORATION

$1,000,000,000

    % Mandatory Convertible Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	BofA Merrill Lynch

                    , 2018